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As filed with the Securities and Exchange Commission on December 6, 2019

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CELLDEX THERAPEUTICS, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	13-3191702
(State of Incorporation)	(I.R.S. Employer Identification Number)

Perryville III Building, 53 Frontage Road, Suite 220
Hampton, New Jersey 08827
(908) 200-7500
(Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

Sam Martin
Chief Financial Officer
CELLDEX THERAPEUTICS, INC.
Perryville III Building, 53 Frontage Road, Suite 220
Hampton, New Jersey 08827
(908) 200-7500
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Anthony O. Pergola, Esq.
Lowenstein Sandler LLP
1251 Avenue of the Americas
New York, New York 10020
(212) 262-6700

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective, as determined by the registrant.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer", "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☒	Non-accelerated filer: ☐	Smaller reporting company: ☒ Emerging growth company: ☐

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(2)

Common Stock, par value $0.001 per share

Preferred Stock

Warrants

Depositary Shares

Units(4)

Total:	$150,000,000	$19,470(5)

(1)
The amount to be registered and the proposed maximum aggregate offering price per security are not specified as to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). The securities covered by this registration statement may be sold or otherwise distributed separately or together with any other securities covered by this registration statement.

(2)
The registrant is hereby registering an indeterminate amount of each identified class of securities up to a proposed maximum aggregate offering price of $150,000,000, which may be offered from time to time in unspecified amounts at unspecified prices. The registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. The securities registered hereunder include securities that may be purchased by underwriters to cover over-allotments, if any.

(3)
Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction. Includes consideration to be received by the registrant, if applicable, for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.

(4)
Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, warrants and depositary shares.

(5)
Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to the registration statement include $147,459,779.61 of unsold securities previously registered on the registrant's registration statement on Form S-3 filed on December 2, 2016 which was declared effective by the Securities and Exchange Commission on February 13, 2017 (File No. 333-214882) (as amended, the "Prior Registration Statement"). The Prior Registration Statement registered securities for a proposed maximum aggregate offering price of $250,000,000, of which $147,459,779.61 remain unsold. In connection with the filing of the Prior Registration Statement, the registrant paid a registration fee of $17,090.59 in respect of such unsold securities. In accordance with Question 212.24 of the Securities and Exchange Commission, Division of Corporation Finance's Compliance and Disclosure Interpretations regarding Securities Act Rules, the registrant is not required to pay any additional fee with respect to the $147,459,779.61 of unsold securities being included in this registration in reliance on Rule 415(a)(6), because such unsold securities (and associated fees) are being moved from the Prior Registration Statement to this registration statement. Accordingly, the registrant paid only the registration fee of $2,379.41 attributable to the $2,540,220.39 of new securities registered on this registration statement. Pursuant to Rule 415(a)(6) of the Securities Act, the $17,090.59 registration fee previously paid by the registrant relating to the unsold securities included on this registration statement will continue to be applied to such unsold securities.

             The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 6, 2019

PROSPECTUS

CELLDEX THERAPEUTICS, INC.

$150,000,000
Common Stock
Preferred Stock
Warrants
Depositary Shares
Units

        Celldex Therapeutics, Inc. may offer, issue and sell from time to time, together or separately, in one or more offerings, any combination of:

  •
  our common stock,

  •
  our preferred stock, which we may issue in one or more series,

  •
  warrants,

  •
  depositary shares, and

  •
  units,

        up to a maximum aggregate offering price of $150,000,000.

        This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus (which includes an at-the-market offering prospectus). The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated or deemed incorporated by reference in this prospectus, carefully before you make your investment decision. Our common stock is traded on the Nasdaq Capital Market under the symbol "CLDX." On December 4, 2019, the last reported sale price of our common stock on the Nasdaq Capital Market was $2.50 per share. You are urged to obtain current market quotations of the common stock. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        We may offer to sell these securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.

        Investing in our securities involves risks. Before making an investment decisions, you should carefully review the information contained in this prospectus under the heading "Risk Factors" beginning on page 3 of this prospectus.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is              , 2020.

i

ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

        The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. You should read the registration statement and the accompanying exhibits for further information. The registration statement, including the exhibits and the documents incorporated or deemed incorporated herein by reference, can be read and are available to the public over the Internet at the SEC's website at http://www.sec.gov as described under the heading "Where You Can Find More Information."

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement (which term includes, as applicable, the at-the-market offering prospectus filed with the registration statement of which this prospectus forms a part) containing specific information about the terms of a particular offering by us. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may add, update or change information in this prospectus. If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See "Where You Can Find More Information" for more information.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.

        Unless this prospectus indicates otherwise or the context otherwise requires, the terms "we," "our," "us," "Celldex" or the "Company" as used in this prospectus refer to Celldex Therapeutics, Inc. and its subsidiaries, except that such terms refer to only Celldex Therapeutics, Inc. and not its subsidiaries in the sections entitled "Description of Common Stock," "Description of Preferred Stock," "Description of Warrants," "Description of Depositary Shares," and "Description of Units."

PROSPECTUS SUMMARY

        We are a biopharmaceutical company focused on the development and commercialization of immunotherapies and other targeted biologics. Our drug candidates are derived from a broad set of complementary technologies which have the ability to engage the human immune system and/or directly inhibit tumors to treat specific types of cancer or other diseases. They are aimed at addressing market opportunities for which we believe current therapies are inadequate or non-existent.

        We are focusing our efforts and resources on the continued research and development of:

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  CDX-1140, an agonist monoclonal antibody targeted to CD40, a key activator of immune response, currently being studied as a single-agent and in combination with CDX-301, a dendritic cell growth factor, in a Phase 1 dose-escalation study in multiple types of solid tumors and B cell lymphomas. Celldex intends to add additional combination cohorts with mechanisms that the Company believes could be complementary or synergistic with CDX-1140 and has prioritized a combination with KEYTRUDA® (pembrolizumab), which is expected to open to enrollment in the first quarter of 2020;

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  CDX-3379, a monoclonal antibody designed to block the activity of ErbB3 (HER3), currently in an early Phase 2 study in advanced head and neck squamous cell cancer in combination with Erbitux®; and,

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  CDX-0159, a monoclonal antibody that specifically binds the KIT receptor, potently inhibits its activity, currently in a Phase 1a study in healthy subjects.

        We routinely work with external parties to collaboratively advance our drug candidates. In addition to Celldex-led studies, we also have an Investigator Initiated Research (IIR) program with multiple studies ongoing with our drug candidates.

        Our goal is to build a fully integrated, commercial-stage biopharmaceutical company that develops important therapies for patients with unmet medical needs. We believe our program assets provide us with the strategic options to either retain full economic rights to our innovative therapies or seek favorable economic terms through advantageous commercial partnerships. This approach allows us to maximize the overall value of our technology and product portfolio while best ensuring the expeditious development of each individual product. Currently, all programs are fully owned by Celldex.

Corporate Information

        We are a Delaware corporation organized in 1983. Our principal executive offices are located at Perryville III Building, 53 Frontage Road, Suite 220, Hampton, New Jersey 08827 and our telephone number is (908) 200-7500. Our corporate website is www.celldex.com. The information on our website is not incorporated by reference into this prospectus.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed in this prospectus or discussed in documents incorporated by reference in this prospectus.

        Forward-looking statements are subject to known and unknown risks and uncertainties, which change over time, and are based on management's expectations and assumptions at the time the statements are made, and are not guarantees of future results. Our actual results may differ materially from those expressed or anticipated in the forward-looking statements for many reasons including the factors described in the section entitled "Risk Factors" in this prospectus and in any risk factors described in a supplement to this prospectus or in other filings.

        You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC after the date of this prospectus. We undertake no obligation to revise or update the forward-looking statements contained in this prospectus at any time. All forward-looking statements are qualified in their entirety by this cautionary statement.

RISK FACTORS

        Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading "Risk Factors" included in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

 USE OF PROCEEDS

        Unless otherwise provided in the applicable prospectus supplement to this prospectus used to offer specific securities, we expect to use the net proceeds from any offering of securities by us for general corporate purposes, which may include acquisitions, capital expenditures, investments, payment of milestone payments, and the repayment, redemption or refinancing of all or a portion of any indebtedness or other securities outstanding at a particular time, to fund our operations until we receive FDA approval of our products and are able to commercialize our products and to make substantial investments to establish sales, marketing, quality control, and regulatory compliance capabilities in anticipation of FDA approval of our products. Pending the application of the net proceeds, we expect to invest the net proceeds in short-term, interest-bearing instruments with a maturity of three months or less at the date of purchase and consist primarily of investments in money market mutual funds with commercial banks and financial institutions or other investment-grade securities. Such investments may include depositing such net proceeds into, and maintaining cash balances with, financial institutions in excess of insured limits.

DESCRIPTIONS OF SECURITIES WE MAY OFFER

        This prospectus contains summary descriptions of the common stock, preferred stock, warrants, depositary shares and units that we may offer and sell from time to time. The preferred stock may also be exchangeable for and/or convertible into shares of common stock or another series of preferred stock. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our third restated certificate of incorporation, as amended, our by-laws and by applicable Delaware law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by the terms set forth in that prospectus supplement.

        We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF COMMON STOCK

        As of December 4, 2019 we are authorized to issue up to 297,000,000 shares of common stock, $0.001 par value per share. As of December 4, 2019, approximately 16,713,196 shares of common stock were outstanding. All outstanding shares of our common stock are fully paid and non-assessable. Our common stock is listed on the Nasdaq Capital Market under the symbol "CLDX".

  Dividends

        The Board of Directors may, out of funds legally available, at any regular or special meeting, declare dividends to the holders of shares of our common stock as and when they deem expedient, subject to the rights of holders of the preferred stock, if any.

  Voting

        Each share of common stock entitles the holders to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. No holders of shares of common stock shall have the right to vote such shares cumulatively in any election for the board of directors.

  Rights Upon Liquidation

        In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of our common stock will be entitled to share equally in our assets available for distribution after payment in full of all debts and after the holders of preferred stock, if any, have received their liquidation preferences in full.

  Miscellaneous

        No holders of shares of our common stock shall have any preemptive rights to subscribe for, purchase or receive any shares of any class, whether now or hereafter authorized, or any options or warrants to purchase any such shares, or any securities convertible into or exchanged for any such shares, which may at any time be issued, sold or offered for sale by Celldex.

  Anti-Takeover Provisions

        Certain provisions in our third restated certificate of incorporation, as amended, and applicable Delaware corporate, as well as our shareholder rights agreement, may have the effect of discouraging a change of control of Celldex, even if such a transaction is favored by some of our stockholders and could result in stockholders receiving a substantial premium over the current market price of our shares. The primary purpose of these provisions is to encourage negotiations with our management by persons interested in acquiring control of our corporation. These provisions may also tend to perpetuate present management and make it difficult for stockholders owning less than a majority of the shares to be able to elect even a single director.

        Computershare Trust Company, N.A. is presently the transfer agent and registrar for our common stock.

DESCRIPTION OF PREFERRED STOCK

        At December 4, 2019, the Company had authorized preferred stock comprised of 3,000,000 shares of Class C Preferred Stock of which 350,000 shares has been designated as Class C-1 Junior Participating Cumulative Preferred Stock, the terms of which are to be determined by our Board of Directors. As of December 4, 2019, there was no preferred stock outstanding.

Class C Preferred Stock

        This section describes the general terms and provisions of our Class C Preferred Stock. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock.

        Our board of directors has been authorized to provide for the issuance of the 2,650,000 unissued and undesignated shares of our Class C Preferred Stock In general, our third restated certificate of incorporation, as amended, authorizes our board of directors to issue new shares of our common stock or preferred stock without further stockholder action, provided that there are sufficient authorized shares.

        With respect to each series of our Class C Preferred Stock, our board of directors has the authority to fix the following terms:

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  the designation of the series;

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  the number of shares within the series;

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  whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

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  the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

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  whether interests in the shares of preferred stock will be represented by depositary shares as more fully described below under "Description of Depositary Shares";

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  whether the shares are redeemable, the redemption price and the terms of redemption;

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  the amount payable to you for each share you own if we dissolve or liquidate;

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  whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

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  any restrictions on issuance of shares in the same series or any other series;

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  voting rights applicable to the series of preferred stock; and

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  any other rights, priorities, preferences, restrictions or limitations of such series.

        The rights with respect to any shares of our Class C Preferred Stock will be subordinate to the rights of our general creditors. Shares of our Class C Preferred Stock that we issue in accordance with their terms will be fully paid and nonassessable, and will not be entitled to preemptive rights unless specified in the applicable prospectus supplement.

        Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders. Additionally, under certain circumstances, our issuance of preferred stock could adversely affect the voting power of the holders of our common stock. Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our stockholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

Terms of the Preferred Stock That We May Offer and Sell to You

        We summarize below some of the provisions that will apply to the preferred stock that we may offer to you unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below. Prior to the issuance of a new series of preferred stock, we will further amend our third restated certificate of incorporation, as amended, designating the stock of that series and the terms of that series. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designation as well as our third restated certificate of incorporation, as amended, before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

        Our board of directors has the authority, without further action by the stockholders, to issue preferred stock in one or more series and to fix the number of shares, dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking funds, and any other rights, preferences, privileges and restrictions applicable to each such series of preferred stock.

        The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our board of directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.

        The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

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  the designation, stated value and liquidation preference of such preferred stock;

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  the number of shares within the series;

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  the offering price;

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  the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

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  whether interests in the shares of preferred stock will be represented by depositary shares as more fully described below under "Description of Depositary Shares");

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  any redemption or sinking fund provisions;

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  the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

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  the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;

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  the voting rights, if any, of shares of such series; the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

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  the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;

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  the conditions and restrictions, if any, on the creation of indebtedness by us or by any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

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  any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

        The description of the terms of a particular series of preferred stock in the applicable prospectus supplement will not be complete. You should refer to the applicable amendment to our third restated certificate of incorporation, as amended, for complete information regarding a series of preferred stock.

        The preferred stock will, when issued against payment of the consideration payable therefor, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, upon issuance, rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. The rights of the holders of our preferred stock will be subordinate to that of our general creditors.

DESCRIPTION OF WARRANTS

        We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

        We may issue, together with other securities or separately, warrants to purchase common stock, preferred stock or other securities. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

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  the title of the warrants;

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  the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

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  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

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  the price or prices at which the warrants will be issued;

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  the aggregate number of warrants;

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  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

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  if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;

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  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

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  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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  if applicable, the maximum or minimum number of warrants which may be exercised at any time;

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  the identity of the warrant agent;

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  any mandatory or optional redemption provision;

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  whether the warrants are to be issued in registered or bearer form;

  •
  whether the warrants are extendible and the period or periods of such extendibility;

  •
  information with respect to book-entry procedures, if any; and

  •
  any other terms of the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder thereof to purchase such number of shares of common stock or preferred stock or other securities at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder's warrant(s).

Modification of the Warrant Agreement

        The warrant agreement will permit us and the warrant agent, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

  •
  to cure any ambiguity;

  •
  to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

  •
  to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

 DESCRIPTION OF DEPOSITARY SHARES

        We summarize below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the depositary shares will be contained in the depositary agreement and depositary receipt applicable to any depositary shares. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

        We may, at our option, elect to offer fractional or multiple shares of common stock or preferred stock, rather than single shares of common stock or preferred stock (to be set forth in the prospectus supplement relating to such depositary shares). In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

        The shares of common stock or any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us, and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of common stock or preferred stock represented by such depositary share, to all the rights and preferences of the shares of common stock or preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of common stock or the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

  •
  the terms of the unit agreement governing the units;

  •
  United States federal income tax considerations relevant to the units; and

  •
  whether the units will be issued in fully registered global form.

        This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION

        We may sell the securities covered hereby from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants and subscriptions. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices;

  •
  at varying prices determined at the time of sale; or

  •
  at negotiated prices.

  •
  A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

  •
  the name or names of the underwriters, dealers or agents participating in the offering, if any;

  •
  the purchase price of the securities sold by us to any underwriter or dealer and the net proceeds we expect to receive from the offering;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any agency fees or underwriting discounts or commissions and other items constituting agents' or underwriters' compensation;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or commissions or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions and other compensation we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. There is currently no market for any of the offered securities, other than our common stock which is listed on the Nasdaq Capital Market. We have no current plans for listing of the preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any agents and underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the securities on the Nasdaq Capital Market in accordance with Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act of which this prospectus forms a part. This prospectus does not contain all of the information set forth in the registration statement. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. For further information about us, please refer to the registration statement and the documents incorporated by reference in this prospectus.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. The SEC's website contains reports, proxy statements and other information regarding issuers, such as Celldex Therapeutics, Inc., that file electronically with the SEC. We make available free of charge through our web site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is http://www.celldextherapeutics.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or the prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 7, 2019;

  •
  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed on May 7, 2019, August 7, 2019 and November 12, 2019, respectively;

  •
  Our Current Reports on Form 8-K filed with the SEC on February 8, 2019, June 20, 2019, June 24, 2019 and November 12, 2019 (in each case, not including any information furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, which information is not incorporated by reference herein);

  •
  Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2019 (other than the portions thereof which are furnished and not filed); and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A, filed on November 8, 2004, as amended by Form 8-A/A filed on October 22, 2007 and March 7, 2008.

        We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

        Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

        We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any documents incorporated by reference other than exhibits to those documents. Requests should be addressed to:

Corporate Secretary
Celldex Therapeutics, Inc.
Perryville III Building, 53 Frontage Road, Suite 220,
Hampton, New Jersey 08827
(908) 200-7500

$150,000,000
Common Stock
Preferred Stock
Warrants
Depositary Shares
Units

PROSPECTUS

                        , 2020

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated costs and expenses payable by the Registrant in connection with the registration of the securities being registered under this Registration Statement. All amounts shown are estimates except the Securities and Exchange Commission registration statement filing fee and the FINRA fee:

Registration Statement filing fee		$19,470
FINRA fee		23,000
Printing fees			*
Legal fees and expenses			*
Accounting fees			*
Miscellaneous			*

Total	$		*

*
These fees are calculated on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        Celldex is a Delaware corporation. In accordance with the Delaware General Corporation Law (the "DGCL"), Article Six of the Registrant's Third Restated Certificate of Incorporation, as amended, provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Celldex or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

        The DGCL permits, but does not require, a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the DGCL shall not be deemed exclusive of any indemnification right under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The DGCL permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the corporation, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the corporation's best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The DGCL does not allow indemnification of directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court. The Amended and Restated Bylaws of Celldex (the "Bylaws") provide for indemnification to the directors, officers, employees and agents of Celldex consistent with that authorized by the DGCL. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors and officers of Celldex pursuant to the foregoing provision or otherwise, Celldex has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Exchange Act of 1934, as amended, and is therefore, unenforceable.

        Celldex currently carries a directors' and officers' liability insurance policy which provides for payment of expenses of Celldex's directors and officers in connection with threatened, pending or completed actions, suits or proceedings against them in their capacities as directors and officers, in accordance with the Bylaws and the DGCL.

Item 16.    Exhibits.

No.	Description	Location
1.1	Form of Underwriting Agreement	To be filed, if applicable, by amendment or by a report filed under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
2.1	Agreement and Plan of Merger, dated as of November 1, 2016, by and among Kolltan Pharmaceuticals, Inc., Celldex Therapeutics, Inc., Connemara Merger Sub 1 Inc. and Connemara Merger Sub 2 LLC	Incorporated by reference to Exhibit 2.1 of Celldex's Current Report on Form 8-K, filed November 1, 2016.
4.1	Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.1 of Celldex's Registration Statement on Form S-4 (Reg. No. 333-59215), filed July 16, 1998.
4.2	Certificate of Amendment of Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.1 of Celldex's Registration Statement on Form S-4 (Reg. No. 333-59215), filed July 16, 1998.
4.3	Second Certificate of Amendment of Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.2 of Celldex's Registration Statement on Form S-4 (Reg. No. 333-59215), filed July 16, 1998.
4.4	Third Certificate of Amendment of Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.1 of Celldex's Quarterly Report on Form 10-Q, filed May 10, 2002.
4.5	Amended and Restated By-Laws of Celldex as of March 14, 2007	Incorporated by reference to Exhibit 3.5 of Celldex's Annual Report on Form 10-K, filed March 18, 2008.
4.6	Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Celldex classifying and designating the Series C-1 Junior Participating Cumulative Preferred Stock	Incorporated by reference to Exhibit 3.1 of Celldex's Registration Statement on Form 8-A, filed November 8, 2004.
4.7	Certificate of Elimination of Series C-1 Junior Participating Cumulative Preferred Stock	Incorporated by reference to Exhibit 3.6 of Celldex's Annual Report on Form 10-K, filed March 16, 2005.
4.8	Fourth Certificate of Amendment of Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.1 of Celldex's Current Report on Form 8-K, filed on March 11, 2008.
4.9	Fifth Certificate of Amendment of Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.2 of Celldex's Current Report on Form 8-K, filed on March 11, 2008.
4.10	Sixth Certificate of Amendment of Third Restated Certificate of Incorporation	Incorporated by reference to Exhibit 3.7 of Celldex's Quarterly Report on Form 10-Q, filed on November 10, 2008.

No.	Description	Location
4.11	Amended and Restated By-Laws, dated April 7, 2014	Incorporated by reference to Exhibit 3.1 of Celldex's Current Report on Form 8-K, filed on April 8, 2014.
4.12	Seventh Certificate of Amendment of Third Restated Certificate of Incorporation	Incorporated by reference to Exhibit 3.1 of Celldex's Current Report on Form 8-K, filed on February 8, 2019.
4.13	Specimen of Common Stock Certificate	Incorporated by reference to Exhibit 4.1 of Celldex's Current Report on Form 8-K, filed on February 8, 2019.
4.14	Form of Warrant Agreement	To be filed subsequently by an amendment to the Registration Statement or by a Current Report of the Registrant on a Current Report on Form 8-K and incorporated by reference therein.
4.15	Form of Warrant Certificate	Included in Exhibit 4.14.
4.16	Specimen of Preferred Stock Certificate	To be filed subsequently by an amendment to the Registration Statement or by a Current Report of the Registrant on a Current Report on Form 8-K and incorporated by reference therein.
4.17	Form of Depositary Agreement	To be filed subsequently by an amendment to the Registration Statement or by a Current Report of the Registrant on a Current Report on Form 8-K and incorporated by reference therein.
4.18	Form of Depositary Receipt	Included in Exhibit 4.17.
4.19	Form of Unit Agreement	To be filed subsequently by an amendment to the Registration Statement or by a Current Report of the Registrant on a Current Report on Form 8-K and incorporated by reference therein.
5.1	Opinion of Lowenstein Sandler LLP as to the legality of the securities being registered	Filed herewith.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm	Filed herewith.
23.2	Consent of Lowenstein Sandler LLP	Included in Exhibit 5.1.
24.1	Powers of Attorney	Included the on the signature pages to this Registration Statement.

Item 17.    Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser, (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hampton, State of New Jersey, on December 6, 2019.

CELLDEX THERAPEUTICS, INC.
By:	/s/ ANTHONY S. MARUCCI Anthony S. Marucci President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony S. Marucci and Sam Martin, or any one of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and any subsequent registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANTHONY S. MARUCCI Anthony S. Marucci	President, Chief Executive Officer and Director (Principal Executive Officer)	December 6, 2019
/s/ SAM MARTIN Sam Martin	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	December 6, 2019
/s/ KAREN L. SHOOS Karen L. Shoos	Director, Chair of the Board of Directors	December 6, 2019
/s/ KEITH L. BROWNLIE Keith L. Brownlie	Director	December 6, 2019
/s/ HERBERT J. CONRAD Herbert J. Conrad	Director	December 6, 2019
/s/ JAMES J. MARINO James J. Marino	Director	December 6, 2019
/s/ HARRY H. PENNER, JR. Harry H. Penner, Jr.	Director	December 6, 2019